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                                                                    EXHIBIT 10.4

                                SECRECY AGREEMENT

     THIS SECRECY AGREEMENT ("Agreement") is made and entered into effective as of the 21st day of August, 2001, by and between CIBA Vision Corporation, a Delaware corporation with offices located at 11460 Johns Creek Parkway, Duluth, Georgia 30097 ("CV"), RAS Holding Corp. ("RAS Holding") and Presby Corp. ("Presby"), corporations with offices located at 5910 North Central Expressway, Suite 1770, Dallas, TX 75206 (collectively, "PC").

                                   WITNESSETH:

     WHEREAS, CV and PC respectively possess certain confidential information and data and are willing to disclose such confidential information and data to each other pursuant to the terms and subject to the conditions hereinafter set forth;

     NOW THEREFORE, for and in consideration of the premises, and the mutual covenants, representations and warranties hereinafter set forth, the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. For the purpose of enabling the parties to enter into discussions relating to a possible future business relationship, CV may disclose to PC certain confidential information and data relating to its business including, but not limited to, products, product design, product formulations, and product research and development; vendors and customers; manufacturing techniques and methods of operation; regulatory and legal matters; marketing strategies; business operations and financial results; future plans and other competitively sensitive information; and, PC may disclose to CV certain confidential information and data relating to its business, including but not limited to, products, product design, product formulations, and product research and development; vendors and customers; manufacturing techniques and methods of operation; regulatory and legal matters; marketing strategies; business operations and financial results; future plans and other competitively sensitive information. All confidential information and data disclosed by either party to the other shall constitute "Confidential Information" of the disclosing party.

     2. For a period of five (5) years after the date of disclosure, CV and PC shall:

          (a) make no use of any of the Confidential Information belonging to the other except for the purpose stated in the foregoing paragraph 1;

          (b) not disclose or transfer in any form to any third parties any of the Confidential Information belonging to the other without the express prior written consent of the other, except that either party may disclose the Confidential Information to affiliates and consultants pursuant to a nondisclosure commitment; and

          (c) not disclose or transfer the Confidential Information to any of its officers, employees, agents and representatives except those who are required to be aware of it for

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     the purpose stated in the foregoing paragraph 1 and who are bound not to disclose it by obligations of confidentiality.

     3. Notwithstanding any of the foregoing, the obligations of nonuse and nondisclosure hereunder shall not apply to any Confidential Information that the party seeking nonapplicability can show by competent proof:

     (a) was generally known to the public at the time of disclosure by the other party;

     (b) becomes generally known to the public after disclosure by the other party, through no act or omission of the party seeking nonapplicability or its officers, employees, agents, or representatives;

     (c) was disclosed to the party seeking nonapplicability, prior or subsequent to the time of disclosure by the other party, by a third party having a bona fide right both to possess the information and to disclose the information to the party seeking nonapplicability; or

     (d) is required by law to be disclosed by the party seeking nonapplicability, in which case, the party seeking nonapplicability shall give prompt written notice of such requirement to the other party so as to allow the other party an opportunity to object to such requirement.

     4. CV and PC shall deliver to each other or destroy, promptly upon each other's respective requests, at the requesting party's option, all originals, copies and excerpts of, and all notes and correspondence incorporating, the Confidential Information whether in the possession of CV or PC or their respective agents or representatives. Upon completion of the delivery or the destruction, as the case may be, the recipient of such request shall deliver to the requesting party written certification of same signed by a duly authorized representative.

     5. Neither party shall, without the other party's express prior written consent, disclose in any form to any third parties (except to affiliates and consultants of either party) the substantive content of this Agreement or of any discussions between them.

     6. CV and PC represent and warrant to each other that they own and are free to disclose to each other their respective Confidential Information pursuant to the terms of this Agreement.

     7. Each party hereto acknowledges, understands and agrees that a breach of this Agreement will cause irreparable injury to the other, and that no adequate or complete remedy at law is available to either party hereto for such breach. Accordingly, each party hereto agrees that the other shall be entitled to enforcement of this Agreement by injunction, and hereby irrevocably waives any defense based on the adequacy of the remedy at law which might be asserted as a bar to said injunctive relief.

     8. The provisions of this Agreement shall be construed and enforced in accordance with the internal law of the State of Georgia.

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     9.   This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives.

     10. The parties acknowledge the existence of a letter agreement between CV and RAS Holding dated May 5, 1999 (the "Prior Agreement"), governing the confidential treatment of certain information of RAS Holding and its subsidiaries Presby, PC Lens Corp. and Medical Internet Technologies, Inc. disclosed to CV. The parties further acknowledge that this Agreement does not affect the enforceability of the Prior Agreement with respect to disclosures made by RAS or its subsidiaries Presby, PC Lens Corp. and Medical Internet Technologies, Inc. prior to the date hereof. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements between the parties hereto with respect to the disclosure of Confidential Information from and after the date hereof. No change or modification of this Agreement shall be valid or binding on the parties hereto unless made in a writing signed by the parties hereto.

     11. Nothing contained herein shall be construed as granting or conferring any rights, by license or otherwise, in any Confidential Information disclosed hereunder.

     12. As used herein: the term "affiliates" means corporations, partnerships or other business entities, and the employees and agents thereof, which, directly or indirectly, are controlled by, control, or are under common control with, either party.

     IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Agreement as of the date first above written.

CIBA VISION CORPORATION                            RAS HOLDINGCORP

By:    /s/ Daniel H. White                         By:    /s/ Mark A. Cox
       --------------------------                         --------------------
Name:  Daniel H. White                             Name:  Mark A. Cox
       --------------------------                         --------------------
Title: Director, Bio. Dev. & Lic.                  Title: Vice President & CFO
       --------------------------                         --------------------
       CIBA Vision
       --------------------------                         --------------------

                                                   PRESBY CORP

                                                   By:    /s/ Mark A. Cox
                                                          --------------------
                                                   Name:  Mark A. Cox
                                                          --------------------
                                                   Title: Vice President & CFO
                                                          --------------------

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